UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2010
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

131 South Clark Drive, Tempe, Arizona		85281
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(480) 967-5146

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

Appointment of Fokko Pentinga as President of the Company

On March 11, 2010, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”) promoted Fokko Pentinga, age 55, appointing him as President of the Company. Since December of 2008, Mr. Pentinga has served as Managing Director of Amtech Europe, which is comprised of the Company’s two European subsidiaries, Tempress Systems (“Tempress”) in Vaassen, the Netherlands, and R2D Automation (“R2D”) near Montpellier, France. During that time Mr. Pentinga also served as General Manager of Tempress (a position he has held for the past 15 years) and President of R2D (a position he has held for the past 2 years). Mr. Pentinga has over 30 years of experience in the semiconductor and solar industries.

The Company’s press release regarding the promotion of Mr. Pentinga is attached as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers.

Non-Employee Directors Stock Option Plan Amendments

The Board previously approved, subject to shareholder approval, amendments to the Company’s Non-Employee Directors Stock Option Plan (the “Director Plan”) that would (1) authorize an additional 150,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 200,000 to 350,000, (2) extend the plan termination date from July 8, 2015 to the date that is 10 years after the effective date of the amendment to the Director Plan, and (3) make certain other amendments, including amendments to the definition of “Fair Market Value” and certain other changes in order to ensure the Director Plan complies with Section 409A of the Internal Revenue Code and other applicable laws and regulations. According to the results from the Company’s Annual Meeting of Shareholders held on March 11, 2010 (the “Annual Meeting”), the Company’s shareholders approved these amendments to the Director Plan. The foregoing description of the amendments is qualified in its entirety by the text of the amended version of the Director Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2007 Employee Stock Incentive Plan Amendments

The Board previously approved, subject to shareholder approval, amendments to the Company’s 2007 Employee Stock Incentive Plan (the “Employee Plan”), that would (1) authorize an additional 900,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 500,000 to 1,400,000; (2) extend the plan termination date from July 8, 2015 to the date that is ten years after the effective date of the amendment to the Employee Plan, and (3) make certain other amendments in order to ensure the plan complies with Section 409A of the Internal Revenue Code and other applicable laws and regulations. According to the results from the Annual Meeting, the Company’s shareholders approved these amendments to the Employee Plan. The foregoing description of the amendments is qualified in its entirety by the text of the amended version of the Employee Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Employment Agreement with the Company’s Chief Executive Officer, Jong S. Whang

On March 11, 2010, the Board approved an Amended and Restated Employment Agreement (the “Employment Agreement”) between the Company and Jong S. Whang, the Company’s Chief Executive Officer. The term of the Employment Agreement is three (3) years, which may be extended by the parties. Mr. Whang’s base salary shall be $350,000 (as determined by the Board and reported in December 2009), which shall be reviewed and may be increased by the Compensation Committee (the “Compensation Committee”) of the Board on an annual basis. Mr. Whang shall be eligible for annual cash bonuses in accordance with the annual bonus plan adopted by the Compensation Committee, restricted stock and stock option grants as determined by the Compensation Committee. Additionally, Mr. Whang will be provided a car allowance and life insurance.

In the event of termination of the Employment Agreement for other than cause, Mr. Whang’s restricted stock and stock options would vest. He would also receive payment of his salary, his cash bonus and his accrued vacation through the date of such termination and a lump sum severance payment consisting of: (a) his base salary for the greater of 2 years or the remainder of the initial 3 year term and (b) his maximum cash bonus under the annual bonus plan. Mr. Whang would also earn 40% of his salary in exchange for making himself available to serve on the board and to consult with the Company.

The foregoing description is qualified in its entirety by the text of the Employment Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Amendment to the Change of Control Agreement with the Company’s Chief Accounting Officer, Robert T. Hass

On March 11, 2010, the Board approved an Amended and Restated Change of Control and Severance Agreement (the “Change of Control Agreement”) between the Company and Robert T. Hass, the Company’s Chief Accounting Officer. The amendment was made to conform the terms of the Change of Control Agreement to the change of control provisions contained in the employment agreements of the Company’s other executive officers. In particular, the amendment provides for the vesting of Mr. Hass’s restricted stock upon the occurrence of certain events. The foregoing description is qualified in its entirety by the text of the Change of Control Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, management Proposals 1, 2, 3 and 4 were approved. The Proposals below are described in detail in the Company’s definitive proxy statement dated January 29, 2010 for the Annual Meeting. For Proposal 1, only “FOR” votes were counted for purposes of determining the six nominees who received a plurality of the votes cast at the Annual Meeting. For Proposals 2, 3 and 4, only “FOR” and “AGAINST” votes were counted for purposes of determining the votes received in connection with each proposal. Therefore, broker non-votes and abstentions had no effect on any of the Proposals.

The results are as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board.

	For	Authority Withheld
Jong S. Whang	4,564,887	139,445
Michael Garnreiter	4,204,799	499,533
Alfred W. Giese	4,522,177	182,155
Egbert Jan Geert Goudena	4,599,962	104,370
Jeong Mo Hwang	4,522,274	182,058
Robert F. King	4,521,739	182,593

Proposal 2

The management proposal to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for fiscal year 2010, as described in the proxy materials. This Proposal was approved with approximately 99.89% of the shares present or represented and voting at the Annual Meeting voting for the Proposal and approximately 0.11% of the shares voting against the Proposal.

For	Against	Abstained
6,852,857	8,020	19,950

Proposal 3

The management proposal to amend the Director Plan, as described in the proxy materials. This Proposal was approved with approximately 87.56% of the shares present or represented and voting at the Annual Meeting voting for the Proposal and approximately 12.44% of the shares voting against the Proposal.

For	Against	Abstained
4,066,844	577,808	59,680

Proposal 4

The management proposal to amend the Employee Plan, as described in the proxy materials. This Proposal was approved with approximately 75.77% of the shares present or represented and voting at the Annual Meeting voting for the Proposal and approximately 24.23% of the shares voting against the Proposal.

For	Against	Abstained
3,545,339	1,133,957	25,036

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
The following exhibits are furnished herewith:

Exhibit
Number	Description
10.1	Amtech Systems, Inc. Non-Employee Directors Stock Option Plan, as amended through March 11, 2010.

10.2	Amtech Systems, Inc. 2007 Employee Stock Incentive Plan, as amended through March 11, 2010.

10.3	Amended and Restated Employment Agreement between the Company and Jong S. Whang.

10.4	Amended and Restated Change of Control and Severance Agreement betweent the Company and Robert T. Hass.

99.1	Press Release regarding the Appointment of Fokko Pentinga as President of Amtech Systems, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: March 17, 2010	By:	/s/ Bradley C. Anderson
		Name:	Bradley C. Anderson
		Title:	Vice President and Chief
Financial Officer